    As filed with the Securities and Exchange Commission on June 11, 1996

                                                Registration No. 333-2972
=============================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          Amendment No. 3
                                to

                            FORM S-4

                     REGISTRATION STATEMENT
                           UNDER THE
                     SECURITIES ACT OF 1933

                            KNOLL, INC.
             (Exact Name of Registrant as Specified
                         in its Charter)


              Delaware                                     2522                        25-1648603
  (State or Other Jurisdiction of              (Primary Standard Industrial         (I.R.S. Employer
   Incorporation or Organization)              Classification Code Number)        Identification No.)
      T.K.G. Acquisition Corp.                           Delaware                      13-3873847
        Knoll Overseas, Inc.                             Delaware                      25-1648603
   Spinneybeck Enterprises, Inc.                         New York                      16-1159029
(Exact name of registrants as specified     (State or other jurisdiction of         (I.R.S. Employer
in their charters)                           incorporation or organization)         Identification No.)


           1235 Water Street, East Greenville, PA 18041, (215) 679-7991 (Address,including zip code, and telephone number, including area code, of the Registrant's principal executive offices)

                         Patrick A. Milberger, Esq.
                              1235 Water Street
                         East Greenville, PA 18041
                               (215) 679-7991
         (Name, Address, Including Zip Code, and Telephone Number, Including
                      Area Code, of Agent for Service)

                                     Copies To:
                             Michael A. Schwartz, Esq.
                              Willkie Farr & Gallagher
                                One Citicorp Center
                                153 East 53rd Street
                              New York, New York 10022
                                   (212) 821-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:
          As soon as practicable after the effective date of this
                            Registration Statement.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=============================================================================

                            EXPLANATORY NOTE

     This Amendment No. 3 to the Registration Statement on Form S-4 of Knoll, Inc. is being made solely for the purpose of filing the exhibit attached thereto. No changes have been made to the Prospectus included therein.

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Company, which is a Delaware corporation, is empowered by the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation and By-Laws of the Company provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

     Article Seven of the Company's Certificate of Incorporation provides as follows:

      SEVENTH: 1. Indemnification. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

      2. Payment of Expenses. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

      3. Nonexclusivity of Provision. The indemnification and other rights set forth in this Article SEVENTH shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

      4. Effect of Repeal. Neither the amendment nor repeal of this Article SEVENTH, subparagraph 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, subparagraph 1, 2, or 3, shall eliminate or reduce the effect of this Article SEVENTH, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article SEVENTH, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

      5. Limitation on Liability. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

         (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

        (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

       (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

        (iv) shall have derived an improper personal benefit.

     If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     The Company maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 21.  Exhibits and Financial Statement Schedules.

(a)      Exhibits:

*3.1     --Certificate of Incorporation of the Company.
*3.2     --By-laws of the Company.
*3.3     --Amended and Restated Certificate of Incorporation of TKG.
*3.4     --By-laws of TKG.
*3.5     --Restated Certificate of Incorporation of Knoll Overseas, Inc.
*3.6     --By-laws of Knoll Overseas, Inc.
*3.7     --Certificate of Incorporation of Spinneybeck Enterprises, Inc.
*3.8     --By-laws of Spinneybeck Enterprises, Inc.
*4.1     --Indenture, dated as of February 29, 1996, by and among the
           Company, TKG Sub, TKG, The Knoll Group, Inc., Knoll North
           America, Inc., Spinneybeck Enterprises, Inc. and Knoll
           Overseas, Inc., as guarantors, and IBJ Schroder Bank &
           Trust Company, as trustee, relating to $165,000,000
           principal amount of 10-7/8% Senior Subordinated Notes due
           2006, including form of Initial Global Note.
*4.2     --Supplemental Indenture, dated as of February 29, 1996, by and among the Company, as successor to T.K.G. Acquisition
           Sub, Inc., the Guarantors, and IBJ Schroder Bank & Trust
           Company, as trustee, relating to $165,000,000 principal
           amount of 10-7/8% Senior Subordinated Notes due
           2006, including form of Initial Global Note.
*4.3     --Credit Agreement, dated as of February 29, 1996, by and among TKG.Sub, the Guarantors,
           NationsBank, N.A., Chemical Bank and other lending institutions.
*4.4     --Security Agreement dated February 29, 1996, by and among TKG Sub,.the Guarantors, Knoll North
           America, Inc., The Knoll Group, Inc., and NationsBank, N.A. and other lending institutions.
*4.5     --Registration Rights Agreement, dated as of February 29, 1996, by4and among TKG Sub, The Knoll
           Group, Inc., Knoll North America, Inc., the Guarantors and NationBanc Capital Markets, Inc.,
           as initial purchaser.
*5       --Opinion of Willkie Farr & Gallagher.
*10.1    --Stock Purchase Agreement, dated as of December 20, 1995, by and between Westinghouse and TKG.


* 10.2   --TKG 1996 Stock Incentive Plan.
*12      --Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
*21      --Subsidiaries of the Registrants.
*23.1    --Independent Accountants' Consent of Price Waterhouse LLP.
*23.2    --Independent Accountants' Consent of Ernst & Young LLP.
*23.3    --Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5).
*23.4    --Consent of Willkie Farr & Gallagher regarding certain tax matters (included in their opinion filed as Exhibit 5)
*24      --Powers of Attorney (included on signature pages).
 25      --Statement on Form T-1 of Eligibility of Trustee.
*99.1    --Form of Letter of Transmittal.
*99.2    --Form of Notice of Guaranteed Delivery.
*99.3    --Letter to Clients.
*99.4    --Letter to Nominees.

- ----------------
*  Previously filed

(b)      Financial Statement Schedules:

Schedule II -- Valuation and Qualifying Accounts

     All other schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

Item 22.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions, described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this Prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4 of the Securities Act, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 11, 1996.

                                            KNOLL, INC.


                                                /s/ BURTON B. STANIAR
                                             By:     Burton B. Staniar
                                             Title:  Chairman of the Board and
                                                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature           Title                               Date

                                  Chairman of the Board          June 11, 1996
    /s/ BURTON B. STANIAR         and Chief Executive
Burton B. Staniar                 Officer (Principal
                                  Executive Officer)

              *                   President, Chief Operating     June 11, 1996
John H. Lynch                     Officer and Chief
                                  Financial Officer
                                  (Principal Financial
                                  Officer)

              *                   Controller (Principal          June 11, 1996
Barry L. McCabe                   Accounting Officer)

              *                   Director                       June 11, 1996
Andrew B. Cogan

              *                   Director                       June 11, 1996
Jeffrey A. Harris

              *                   Director                       June 11, 1996
Sidney Lapidus

              *                   Director                       June 11, 1996
Kewsong Lee

              *                   Director                       June 11, 1996
John L. Vogelstein

* By:   /s/ BURTON B. STANIAR
Burton B. Staniar
Attorney-in-Fact

                                SIGNATURES


     Pursuant to the requirements of the Securities Act the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 11, 1996.

                                             T.K.G. ACQUISITION CORP.


                                                 /s/ BURTON B. STANIAR
                                              By:     Burton B. Staniar
                                              Title:  Chairman of the Board and
                                                      Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature        Title                              Date

                               Chairman of the Board and     June 11, 1996
    /s/ BURTON B. STANIAR      Chief Executive
Burton B. Staniar              Officer (Principal
                               Executive Officer)

              *                Vice President, Chief         June 11, 1996
Barry L. McCabe                Financial Officer,
                               Treasurer and Assistant
                               Secretary (Principal
                               Financial Officer and
                               Principal Accounting
                               Officer)

              *                Director                      June 11, 1996
John H. Lynch

              *                Director                      June 11, 1996
Andrew B. Cogan

              *                Director                      June 11, 1996
Jeffrey A. Harris

              *                Director                      June 11, 1996
Sidney Lapidus

              *                Director                      June 11, 1996
Kewsong Lee

              *                 Director                     June 11, 1996
John L. Vogelstein

* By:   /s/ BURTON B. STANIAR
Burton B. Staniar
Attorney-in-Fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 11, 1996.

                                          KNOLL OVERSEAS, INC.


                                              /s/ BURTON B. STANIAR
                                           By:     Burton B. Staniar
                                           Title:  Chairman of the Board and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature           Title                             Date

                                  Chairman of the Board        June 11, 1996
    /s/ BURTON B. STANIAR         and President (Principal
Burton B. Staniar                 Executive Officer)

      *                           Director, Vice President     June 11, 1996
Barry L. McCabe                   and Assistant Secretary
                                  (Principal Financial
                                  Officer and Principal
                                  Accounting Officer)

      *                           Director                     June 11, 1996
John H. Lynch

* By:   /s/ BURTON B. STANIAR
Burton B. Staniar
Attorney-in-Fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 11, 1996.

                                           SPINNEYBECK ENTERPRISES, INC.


                                              /s/ ROGER B. WALL
                                            By:     Roger B. Wall
                                            Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature           Title                              Date

      *                           President (Principal          June 11, 1996
Roger B. Wall                     Executive Officer)

      *                           Director, Vice President      June 11, 1996
Barry L. McCabe                   and Assistant Secretary
                                  (Principal Financial
                                  Officer and Principal
                                  Accounting Officer)

    /s/ BURTON B. STANIAR         Director                      June 11, 1996
Burton B. Staniar

      *                           Director                      June 11, 1996
Andrew B. Cogan


* By:   /s/ BURTON B. STANIAR
Burton B. Staniar
Attorney-in-Fact



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